Exhibit 99.2

Audience Announces First Quarter 2015 Financial Results

MOUNTAIN VIEW, Calif. – April 30, 2015 – Audience, Inc. (NASDAQ: ADNC), the leader in advanced voice and audio processing for mobile devices, today announced its first quarter 2015 financial results.

Revenue for the first quarter of 2015 was $18.4 million, compared with $36.0 million for the same period in 2014. As reported under U.S. generally accepted accounting principles (GAAP), first quarter 2015 net loss was ($17.6) million, or ($0.75) per diluted share based on weighted average shares outstanding of 23.4 million. This compares with GAAP net loss of ($7.3) million, or ($0.33) per diluted share based on weighted average shares outstanding of 22.2 million, for the same period in 2014. Gross margin on a GAAP basis for the first quarter of 2015 was 42.6% of revenue, compared to 51.7% of revenue for the same period in 2014.

Non-GAAP net loss, as defined below, for the first quarter of 2015 was ($10.8) million, or ($0.46) per diluted share based on weighted average shares outstanding of 23.4 million. This compares with non-GAAP net loss of ($3.4) million, or ($0.15) per diluted share based on weighted average shares outstanding of 22.2 million, for the same period in 2014. Gross margin on a non-GAAP basis for the first quarter of 2015 was 47.0% of revenue, compared to 51.9% of revenue for the same period in 2014.

Agreement and Plan of Merger Signed with Knowles Corporation

On April 30, 2015, Knowles Corporation (NYSE: KN), and Audience issued a release announcing that Knowles, Orange Subsidiary, Inc. and Audience entered into an agreement and plan of merger today, pursuant to which each outstanding share of Audience will receive $5.00 in total consideration, consisting of $2.50 in cash and $2.50 in Knowles stock, subject to a collar as described more completely in the announcement press release, which is available on Audience’s web site (www.audience.com).

“This transaction offers the potential to transform the mobile audio chain and deliver substantial feature, integration and performance benefits to our customers. We believe that it possesses significant strategic synergies and maximizes value for Audience shareholders” said Peter Santos, president and CEO, Audience. “After careful consideration, our board of directors concluded that the opportunity to combine with Knowles represents the best possible outcome for shareholder value. Our board of directors believes that a larger platform will enable the combined company to pursue Audience’s business more effectively. This conclusion was reached in light of material declines in forecast demand over the last thirty days from our largest customer relative to management expectations for 2Q15, combined with the concentration of Audience’s business at that customer. The impact of this forecast change is to dramatically erode projected operating results for 2015 as well as our projected cash balances, and to introduce concerns about our ability to continue as a standalone entity without additional capital.”

Quarterly Conference Call

Peter Santos, president and chief executive officer, and Kevin Palatnik, chief financial officer, will not be hosting the scheduled conference call today at 2:00 pm (Pacific) / 5:00 pm (Eastern).

Use of Non-GAAP Financial Measures

Audience prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as gross margin, net loss and loss per share information for the three month period ended March 31, 2015 and the similar period from the prior year included in this press release are different from those otherwise presented under GAAP. The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors and consultants. Stock-based compensation expense has been and will continue to be a significant recurring expense for Audience. The expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net loss.

On July 11, 2014, Audience completed its acquisition of Sensor Platforms, Inc. The amortization of purchased intangible assets that were recorded in connection with the acquisition has been excluded from non-GAAP net loss.

The acquisition-related fees and expenses that were recorded in connection with the merger with Knowles have been excluded from non-GAAP net loss.

Non-GAAP financial information is adjusted for a tax rate equal to our three year annual estimated tax rate on non-GAAP income. Our three year estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Audience has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between quarters and annual growth rates that are not influenced by certain non-cash charges and therefore are helpful in understanding Audience’s underlying operating results. These non-GAAP measures are some of the primary measures Audience’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of the GAAP to non-GAAP results are presented at the end of this press release.

Additional Information

The tender offer for Audience’s outstanding common stock has not yet commenced. This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any Audience securities. The solicitation and the offer to buy common stock of Audience will be made only pursuant to an offer to purchase and related materials that Knowles and Orange Subsidiary, Inc. intend to file with the SEC on Form S-4 and Schedule TO, respectively, which will include an Offer to Exchange, a letter of transmittal and related documents (the “Tender Materials”). Audience also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Audience stockholders and other investors should read the Tender Materials contained in the Form S-4, Schedule TO and the Schedule 14D-9 to be filed by Knowles, Orange Subsidiary, Inc. and Audience, respectively, carefully because these documents will contain important information, including the terms and conditions of the tender offer. Audience stockholders may obtain any other Tender Materials subsequently filed with the SEC from its website (at www.sec.gov), without charge. Materials filed by Knowles and Orange Subsidiary, Inc. may be obtained for free at Knowles’s web site, www Knowles com. Materials filed by Audience may be obtained for free at Audience’s web site, www.audience.com. Stockholders and other investors are urged to read carefully all tender offer materials prior to making any decisions with respect to the tender offer.

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release regarding Audience, Inc., which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. This release contains forward-looking statements that involve risks and uncertainties, including statements regarding the impacts of the pending transaction with Knowles and Audience’s outlook for 2015 and are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including among others: the impact of the proposed acquisition on Audience’s financial results, including expenses; Audience’s ability to complete the proposed transaction, including the outcome of regulatory reviews of the proposed transaction, the failure to retain key Audience employees; customer and partner uncertainty regarding the anticipated benefits of the proposed transaction; the failure of Knowles and Audience to achieve the anticipated synergies of the proposed transaction,, completion of our March 31, 2015 review by our independent auditors, and potential fluctuations in the company’s quarterly and annual operating results and financial condition, including but not limited to matters related to tax; our dependence on a single OEM, Samsung Electronics Co. Ltd., for a substantial portion of our revenue; weak demand for high end smartphones integrating our products and the impact on our business; our need to maintain and expand our existing relationships with our OEMs, including Samsung and leading Chinese OEMs, and to establish relationships with new OEMs in order to maintain and increase our revenue; our ability to sustain profitable operations due to our history of losses and accumulated deficit; quarterly fluctuations in our results due to factors such as the timing of OEM product launches and customer purchasing behavior in light of anticipated mobile phone launches; our assessments of whether we have excess or obsolete inventory; increasing competition and new entrants in the market for our products; our need to diversify our sources of revenue; our ability to successfully integrate Sensor Platforms’ team and technology; our ability to enter new end user product markets, as well as new geographic markets; pressure on the average selling prices for our products; our lengthy sales cycle and the lack of certainty as to whether any given OEM’s products will achieve market acceptance; our OEMs’ lengthy and expensive process to qualify our products; our ability to develop new or enhanced products, including codecs, Advanced Voice and Continuous VoiceQ products, in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble and test our products; increased defects that may be present in our products as we scale our manufacturing processes; the impact of future intellectual property litigation and claims for indemnification; changes in tax laws or our ability to utilize our tax structure and net operating losses and other risks inherent in fabless semiconductor businesses. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2014, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Audience

Audience is the leader in Advanced Voice, and a pioneer in Multisensory processing and natural user experience technology for consumer devices. Its technologies, based in auditory neuroscience, improve the mobile voice experience, as well as enhance speech-based services and audio quality for multimedia. In early 2014, the Company announced its expansion into Multisensory and motion processing. Through the combination of Advanced Voice and Multisensory processing, Audience aims to transform the way consumers engage with devices by enabling seamless natural user experiences and context-aware services. The Company’s products have been shipped in more than 500 million devices worldwide. For more information, see www.audience.com.

For more information on Audience® products please go here.

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For more information, contact:

Investors

The Blueshirt Group

Suzanne Schmidt	or	Melanie Solomon
415-217-4962		415-217-4964
suzanne@blueshirtgroup.com		melanie@blueshirtgroup.com

Media and Industry Analysts

Diane Vanasse

408-242-0027

dvanasse@audience.com

Audience, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	March 31, 2015 (unaudited)	December 31, 2014 (1)
Assets
Current assets:
Cash and cash equivalents	$37,276	$46,184
Short-term investments	6,998	8,999
Restricted cash	4,200	4,200
Accounts receivable, net	7,810	2,789
Inventories	23,826	27,999
Prepaid expenses and other current assets	3,309	3,880

Total current assets	83,419	94,051
Property and equipment, net	10,407	11,634
Intangibles assets, net	5,292	6,317
Other noncurrent assets	2,990	2,840

Total assets	$102,108	$114,842

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,247	$1,582
Accrued and other current liabilities	13,168	12,064
Deferred credits and income	691	725

Total current liabilities	17,106	14,371
Income taxes payable - noncurrent	773	1,114
Deferred rent - noncurrent	2,129	2,046
Other liabilities - noncurrent	214	28

Total liabilities	20,222	17,559

Stockholders’ equity:
Common stock	23	23
Additional paid-in capital	197,508	195,351
Accumulated other comprehensive income (loss)	—	—
Accumulated deficit	(115,645)	(98,091)

Total stockholders’ equity	81,886	97,283

Total liabilities and stockholders’ equity	$102,108	$114,842

Note 1: The condensed consolidated balance sheet at December 31, 2014 has been derived from audited consolidated financial statements.

Audience, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2015	2014
Revenue:
Hardware	$17,788	$34,076
Licensing	657	1,884

Total revenue	18,445	35,960
Cost of revenue	10,587	17,364

Gross profit	7,858	18,596
Operating expenses:
Research and development	13,639	12,188
Selling, general and administrative	11,125	12,245

Total operating expenses	24,764	24,433

Loss from operations	(16,906)	(5,837)
Interest income, net	6	18
Other expense, net	(393)	(33)

Loss before income taxes	(17,293)	(5,852)
Income tax provision	261	1,485

Net loss	$(17,554)	$(7,337)

Net loss per share:
Basic	$(0.75)	$(0.33)

Diluted	$(0.75)	$(0.33)

Weighted average shares used in computing net loss per share:
Basic	23,367	22,221

Diluted	23,367	22,221

Audience, Inc.

Reconciliation of GAAP to non-GAAP net loss

(in thousands)

	Three months ended March 31,
	2015	2014
GAAP net loss	$(17,554)	$(7,337)
Non-GAAP adjustments:
Stock-based compensation	2,143	1,576
Amortization of purchased intangible assets	1,025	—
Acquisition - related fees and expenses	559	—
Restructuring charges	32	—
Impairment - related fees and expenses	23	—
Effective tax rate change	2,963	2,340

Non-GAAP net loss	$(10,809)	$(3,421)

Audience, Inc.

Computation of GAAP net loss per share

(in thousands, except for per share amounts)

	Three months ended March 31,
	2015	2014
	(unaudited)	(unaudited)
Computation of GAAP net loss per share:
GAAP net loss	$(17,554)	$(7,337)

Weighted average shares used in computing net loss per share:
Basic	23,367	22,221

Diluted	23,367	22,221

Net loss per share:
Basic	$(0.75)	$(0.33)

Diluted	$(0.75)	$(0.33)

Audience, Inc.

Unaudited reconciliation of GAAP to non-GAAP diluted net loss per share

(in thousands, except per share data)

	Three months ended March 31,
	2015	2014
GAAP net loss	$(17,554)	$(7,337)
Non-GAAP adjustments:
Stock-based compensation	2,143	1,576
Amortization of purchased intangible assets	1,025	—
Acquisition - related fees and expenses	559	—
Restructuring charges	32	—
Impairment - related fees and expenses	23	—
Effective tax rate change	2,963	2,340

Non-GAAP net loss	$(10,809)	$(3,421)

GAAP - diluted weighted average shares	23,367	22,221

Non-GAAP - diluted weighted average shares	23,367	22,221

GAAP - diluted net loss per share	$(0.75)	$(0.33)
Non-GAAP adjustments:
Stock-based compensation	0.09	0.07
Amortization of purchased intangible assets	0.04	—
Acquisition - related fees and expenses	0.03	—
Restructuring charges	—	—
Impairment - related fees and expenses	—	—
Effective tax rate change	0.13	0.11

Non-GAAP - diluted net loss per share	$(0.46)	$(0.15)

Audience, Inc.

Reconciliation of GAAP to Non-GAAP Operating Results

(in thousands)

(unaudited)

	Three months ended March 31, 2015			Three months ended March 31, 2014
	Reported GAAP	Adjustments	Non-GAAP	Reported GAAP	Adjustments	Non-GAAP
Total revenue	$18,445	$—	$18,445	$35,960	$—	$35,960
Cost of revenue (1)	10,587	(814)	9,773	17,364	(62)	17,302

Gross profit	7,858	814	8,672	18,596	62	18,658
Total operating expenses (2)	24,764	(2,968)	21,796	24,433	(1,514)	22,919

Loss from operations	$(16,906)	$3,782	$(13,124)	$(5,837)	$1,576	$(4,261)
Loss before income taxes	$(17,293)	$3,782	$(13,511)	$(5,852)	$1,576	$(4,276)
Income tax provision (benefit) (3)	261	(2,963)	(2,702)	1,485	(2,340)	(855)

Net loss	$(17,554)	$6,745	$(10,809)	$(7,337)	$3,916	$(3,421)

(1)	For the first quarter of 2015, adjustments are related to amortization of purchased intangible assets of $800 and stock-based compensation expense of $14 recognized for GAAP purposes. For the first quarter of 2014, adjustments are related to stock-based compensation expense of $62 recognized for GAAP purposes.
(2)	For the first quarter of 2015, adjustments are related to stock-based compensation expense of $2,129, acquisition - related fees and expenses of $559, amortization of purchased intangible assets of $225, restructuring charges of $32, and impairment - related fees and expenses of $23 recognized for GAAP purposes. For the first quarter of 2014, adjustments are related to stock-based compensation expense of $1,514 recognized for GAAP purposes.
(3)	Adjustment reflects the tax effect from all non-GAAP adjustments for the periods.